EXHIBIT 10.1

                 CONSENT OF ELLIS FOSTER, CHARTERED ACCOUNTANTS



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ELLIS FOSTER
CHARTERED ACCOUNTANTS
1650 WEST 1ST AVENUE
VANCOUVER, B. C., CANADA V6J 1G1
TELEPHONE: (604) 734-1112  FACSIMILE (604) 714-5916
EMAIL: GENERALDELIVERY@ELLISFOSTER.COM
WEBSITE:  WWW.ELLISFOSTER.COM
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement of Amera Resources Corporation (the "Company") on Form 20-F of our report dated May 10, 2004, related to the Company's financial statements as at December 31, 2003 , which are part of this Registration Statement.

         We also consent to the reference to us under the headings "Item 1. Directors, Senior Management and Advisors - Experts" and "Item 10. Additional Information - Consents of Experts."



                                           /s/ Ellis Foster
                                           Chartered Accountants

Vancouver, British Columbia
October 27, 2004







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